Exhibit 21

Subsidiaries of the Registrant

Name	States
NHC/OP, L.P.	AL, DE, FL, GA, KY, MO, SC, VA
NHC/Delaware, Inc.	AL, DE, GA, KY, FL, MO, SC, VA
NHC Delaware Investments Inc.	DE
NHC HealthCare/Lake City, Inc.	FL
NHC HealthCare/Pensacola, Inc.	FL
Premier Group Ins. Co.	TN, AL, FL, GA, VA
Premier Plus Insurance Co.	Cayman Islands
National Health Realty, LLC	DE
FMSC, Inc.	FL
City Corporation	TN, FL
Medical Personnel Services, LLC	TN
National Healthcare Center of Fort Oglethorpe, L.P.	TN, GA
NHC Hospice South Carolina, LLC	SC
NHC HealthCare/Anniston, LLC	AL
NHC Place/Anniston, LLC	AL
NHC HealthCare/Huntsville, LLC	AL
NHC HealthCare/Moulton, LLC	AL
NHC HealthCare/Shelby, LLC	AL
NHC HealthCare/Coconut Creek, LLC	FL
NHC HealthCare/Daytona Beach, LLC	FL
NHC HealthCare/Orlando, LLC	FL
NHC Place/Merritt Island, LLC	FL
NHC Place/Stuart, LLC	FL
NHC Place/Vero Beach, LLC	FL
NHC HealthCare/Rossville, LLC	GA
Chanute HealthCare Center, LLC	KS
Council Grove HealthCare Center, LLC	KS
Haysville HealthCare Center, LLC	KS
Larned HealthCare Center, LLC	KS
Sedgwick HealthCare Center, LLC	KS
Emporia Rehabilitation Center, LLC	KS
NHC HealthCare/Glasgow, LLC	KY
NHC HealthCare/Madisonville, LLC	KY
Buckley HealthCare Center, LLC	MA
Holyoke HealthCare Center, LLC	MA
John Adams Continuing Care Center, LLC	MA
Taunton HealthCare Center, LLC	MA
Charlevoix HealthCare Center, LLC	MO
Columbia HealthCare Center, LLC	MO
Joplin HealthCare Center, LLC	MO
NHC HealthCare/Desloge, LLC	MO
NHC HealthCare/Joplin, LLC	MO
NHC HealthCare/Kennett, LLC	MO
NHC Place/Lake St. Charles, LLC	MO
NHC HealthCare/Maryland Heights, LLC	MO
NHC HealthCare/St. Charles, LLC	MO
NHC HealthCare/West Plains, LLC	MO
NHC HealthCare/Town & Country, LLC	MO
Manchester Nursing Center, LLC	NH
Villa Crest HealthCare Center, LLC	NH
Suncook Valley Assisted Living Center, LLC	NH
Merrimack HealthCare Center, LLC	NH
NHC HealthCare/Aiken, LLC	SC
NHC HealthCare/Anderson, LLC	SC
NHC HealthCare/Clinton, LLC	SC
NHC HealthCare/Garden City, LLC	SC
NHC HealthCare/Greenville, LLC	SC
NHC HealthCare/Greenwood, LLC	SC
NHC HealthCare/Laurens, LLC	SC
NHC HealthCare/Lexington, LLC	SC
NHC HealthCare/Mauldin, LLC	SC
NHC HealthCare/North Augusta, LLC	SC
NHC HealthCare/Parklane, LLC	SC

Name	States
AdamsPlace, LLC	TN
NHC HealthCare/Athens, LLC	TN
NHC HealthCare/Chattanooga, LLC	TN
NHC HealthCare/Columbia, LLC	TN
NHC HealthCare/Cool Springs, LLC	TN
NHC HealthCare/Dickson, LLC	TN
NHC HealthCare/Farragut, LLC	TN
NHC HealthCare/Franklin, LLC	TN
NHC HealthCare/Hendersonville, LLC	TN
NHC Place/Hendersonville, LLC	TN
NHC HealthCare/Hillview, LLC	TN
NHC HealthCare/Holston Hills, LLC	TN
NHC HealthCare/Johnson City, LLC	TN
NHC HealthCare/Knoxville, LLC	TN
NHC HealthCare/Lewisburg, LLC	TN
NHC HealthCare/McMinnville, LLC	TN
NHC HealthCare/Milan, LLC	TN
NHC HealthCare/Nashville, LLC	TN
NHC HealthCare/Oakwood, LLC	TN
NHC HealthCare/Pulaski, LLC	TN
NHC HealthCare/Scott, LLC	TN
NHC HealthCare/Sequatchie, LLC	TN
NHC HealthCare/Smithville, LLC	TN
NHC HealthCare/Somerville, LLC	TN
NHC HealthCare/Sparta, LLC	TN
NHC HealthCare/Springfield, LLC	TN
NHC HealthCare/Tullahoma, LLC	TN
Standifer Place Properties, LLC	TN
NHC HealthCare/Bristol, LLC	VA
Arizona HealthCare Advisors, LLC	AZ
Hudson HealthCare Advisors, LLC	FL
Kansas HealthCare Advisors, LLC	KS
Kentucky HealthCare Advisors, LLC	KY
Massachusetts HealthCare Advisors, LLC	MA
Missouri HealthCare Advisors, LLC	MO
New Hampshire HealthCare Facilities Advisors, LLC	NH
South Carolina HealthCare Advisors, LLC	SC
Tennessee HealthCare Advisors, LLC	TN
Texas HealthCare Advisors, LLC	TX